EXHIBIT 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER

OF AMERIPATH, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AmeriPath, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2006 filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David L. Redmond, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID L. REDMOND
David L. Redmond
President and Chief Financial Officer
AmeriPath, Inc.
November 13, 2006